UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 20, 2015, regarding its financial results for the period ended March 31, 2015, including consolidated financial statements for the period ended March 31, 2015, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s first quarter earnings presentation on April 20, 2015, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr.Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 20, 2015

	By:	/s/ Stanley J. Sutula III

Stanley J. Sutula III
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2015 FIRST-QUARTER RESULTS

•                 Diluted EPS from continuing operations:

•                 Operating (non-GAAP): $2.91, up 9 percent;

•                 GAAP: $2.44, flat year-to-year;

•                 Net income from continuing operations:

•           Operating (non-GAAP): $2.9 billion, up 4 percent;

•           GAAP: $2.4 billion, down 5 percent;

•                 Gross profit margin from continuing operations:

•           Operating (non-GAAP): 49.3 percent, up 80 basis points;

•           GAAP: 48.2 percent, up 50 basis points;

•                 Revenue from continuing operations: $19.6 billion:

•            Flat year-to-year adjusting for currency and divested businesses (8 percent and 4 percent, respectively); down 12 percent as reported;

•           System z mainframe more than doubled;

•                 Strategic imperatives revenue up more than 30 percent adjusting for currency and divested businesses; up more than 20 percent, as reported:

•           Cloud revenue up more than 75 percent adjusting for currency and divested businesses; up more than 60 percent as reported;

•           For cloud delivered as a service, annual run rate of $3.8 billion compared to $2.3 billion in the first quarter of 2014;

•           Business analytics revenue up more than 20 percent adjusting for currency and divested businesses; up 12 percent as reported;

•                 Services backlog of $121 billion, flat year-to-year adjusting for currency and divested businesses;

•                 Total shareholder return of $2.3 billion: dividends of $1.1 billion and gross share repurchases of $1.2 billion;

•                 Maintain full-year expectations:

•            Operating (non-GAAP) EPS of $15.75 to $16.50;

•            Free cash flow flat year-to-year.

ARMONK, N.Y., April 20, 2015 . . . IBM (NYSE: IBM) today announced first-quarter 2015 diluted earnings from continuing operations of $2.44 per share, flat year-to-year.  Operating (non-GAAP) diluted earnings from continuing operations were $2.91 per share, compared with operating diluted earnings of $2.68 per share in the first quarter of 2014, an increase of 9 percent.

First-quarter net income from continuing operations was $2.4 billion, down 5 percent year-to-year, including the impact of $0.2 billion in pension-related pre-tax charges for IBM Spain in the first quarter of 2015, resulting from a court ruling in Spain.  Operating (non-GAAP) net income from continuing operations was $2.9 billion compared with $2.8 billion in the first quarter of 2014, an increase of 4 percent.  GAAP and Operating (non-GAAP) results include workforce rebalancing charges of $0.3 billion in the first quarter of 2015 and $0.9 billion in the year-ago period.

For the first-quarter of 2015, IBM reported consolidated net income of $2.3 billion or $2.35 of diluted earnings per share, including operating net losses in discontinued operations related to the Microelectronics business.

Total revenues from continuing operations for the first quarter of 2015 of $19.6 billion were down 12 percent, flat year-to-year adjusting for currency and divested businesses, from the first quarter of 2014.

“In the first quarter we had a strong start to the year.  Our strategic imperatives growth rate accelerated, demonstrating the power of our offerings in these new opportunities and contributing to improved revenue performance.  Our focus on higher value through portfolio transformation and investment in key areas of the business drove continued margin expansion,” said Ginni Rometty, IBM chairman, president and chief executive officer.

First-Quarter GAAP — Operating (non-GAAP) Reconciliation

First-quarter operating (non-GAAP) diluted earnings from continuing operations exclude $0.47 per share of charges: $0.14 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.33 per share for retirement-related charges, which includes the Spain pension-related charges.

Full-Year 2015 Expectations

IBM expects full-year 2015 GAAP diluted earnings per share of $14.17 to $14.92, and operating (non-GAAP) diluted earnings per share of $15.75 to $16.50.  At this level of profit, IBM continues to expect free cash flow to be flat year-to-year.  The 2015 operating (non-GAAP) earnings expectation excludes $1.58 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.

Geographic Regions

The Americas’ first-quarter revenues were $9.3 billion, a decrease of 3 percent (up 2 percent adjusting for currency and divested businesses) from the 2014 period.  Revenues from Europe/Middle East/Africa were $6.1 billion, down 19 percent (down 2 percent adjusting for currency and divested businesses).  Asia-Pacific revenues decreased 18 percent (down 2 percent adjusting for currency and divested businesses) to $4.1 billion.

Growth Markets and Major Markets

Revenues from the company’s growth markets decreased 16 percent (down 1 percent adjusting for currency and divested businesses).  Revenues from the company’s major markets were down 11 percent (flat year-to-year adjusting for currency and divested businesses).

Services

Global Services revenues decreased 12 percent (down 2 percent adjusting for currency and divested businesses) to $12.2 billion.  Global Technology Services segment revenues were down 11 percent (down 1 percent adjusting for currency and divested businesses) to $7.9 billion.  Global Business Services segment revenues were down 13 percent (down 4 percent adjusting for currency and divested businesses) to $4.3 billion.

Pre-tax income from Global Technology Services was down 18 percent and pre-tax margin decreased to 12.3 percent.  Global Business Services pre-tax income decreased 21 percent and pre-tax margin decreased to 13.4 percent.

The estimated services backlog as of March 31 was $121 billion, flat year-to-year adjusting for currency and divested businesses.

Software

Revenues from the Software segment were down 8 percent to $5.2 billion (down 2 percent adjusting for currency) compared with the first quarter of 2014.  Software pre-tax income increased 1 percent and pre-tax margin increased to 31.4 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $3.5 billion, down 5 percent (up 1 percent adjusting for currency) versus the first quarter of 2014.  Operating systems revenues of $0.4 billion were down 15 percent (down 9 percent adjusting for currency) compared with the prior-year quarter.

Hardware

Revenues for the Systems Hardware segment totaled $1.7 billion for the quarter, down 23 percent (up 30 percent adjusting for currency and the impact of the divested System x business) from the first quarter of 2014.  Systems Hardware pre-tax income increased $0.5 billion.

Revenues from System z mainframe server products increased 118 percent compared with the year-ago period (up 130 percent adjusting for currency).  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 95 percent.  Revenues from Power Systems were down 3 percent compared with the 2014 period (up 1 percent adjusting for currency).  Revenues from System Storage decreased 8 percent (down 2 percent adjusting for currency).

Financing

Global Financing segment revenues were down 10 percent (down 1 percent adjusting for currency) in the first quarter to $0.5 billion.  Pre-tax income for the segment decreased 14 percent to $0.5 billion.

Gross Profit

The company’s total gross profit margin from continuing operations was 48.2 percent in the 2015 first quarter compared with 47.8 percent in the 2014 first-quarter period.  Total operating (non-GAAP) gross profit margin from continuing operations was 49.3 percent in the 2015 first quarter compared with 48.5 percent in the 2014 first-quarter period, with an increase in Hardware and an improving segment mix partially offset by a decline in Services.

Expense

Total expense and other income from continuing operations decreased to $6.5 billion, down 13 percent compared to the prior-year period.  Year-to-year results include the impact of currency and the divested System x business, as well as lower workforce rebalancing charges, partially offset by the Spain pension-related charges and prior year gain for the divestiture of the customer care outsourcing business.  S,G&A expense of $5.4 billion decreased 15 percent year over year.  R,D&E expense of $1.3 billion decreased 7 percent year-to-year; the related expense-to-revenue ratio increased to 6.6 percent compared with 6.3 percent in the year-ago period.  Intellectual property and custom development income decreased to $173 million compared with $207 million a year ago.  Other (income) and expense was income of $143 million compared with prior-year income of $127 million.  Interest expense increased to $108 million compared with $105 million in the prior year.

Total operating (non-GAAP) expense and other income from continuing operations decreased to $6.1 billion, down 17 percent compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.0 billion decreased 18 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.3 billion decreased 9 percent year-to-year, reflecting the impact of currency and divested businesses; the related expense-to-revenue ratio increased to 6.6 percent compared with 6.4 percent in the year-ago period.

Pre-Tax Income

Pre-tax income from continuing operations decreased 6 percent to $3.0 billion.  Pre-tax margin from continuing operations increased 1.0 points to 15.3 percent.  Operating (non-GAAP) pre-tax income from continuing operations increased 3 percent to $3.6 billion and pre-tax margin was 18.4 percent, up 2.7 points.

***

IBM’s tax rate from continuing operations was 19.5 percent, down 1.0 points year over year; the operating (non-GAAP) tax rate was 20.0 percent, down 0.5 points compared to the year-ago period.

Net income margin from continuing operations increased 0.9 points to 12.3 percent.  Total operating (non-GAAP) net income margin from continuing operations increased 2.2 points to 14.8 percent.

The weighted-average number of diluted common shares outstanding in the first-quarter 2015 was 992 million compared with 1.04 billion shares in the same period of 2014.  As of March 31, 2015, there were 985 million basic common shares outstanding.

Debt, including Global Financing, totaled $38.8 billion, compared with $40.8 billion at year-end 2014.  From a management segment view, Global Financing debt totaled $26.2 billion versus $29.1 billion at year-end 2014, resulting in a debt-to-equity ratio of 7.0 to 1.  Core (non-global financing) debt totaled $12.6 billion, an increase of $0.9 billion since year-end 2014 and a decrease of $3.1 billion from the first quarter of 2014.

IBM ended the first-quarter 2015 with $8.8 billion of cash on hand and generated free cash flow of $1.1 billion, excluding Global Financing receivables, up $0.4 billion year over year.  The company returned $2.3 billion to shareholders through $1.1 billion in dividends and $1.2 billion of gross share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share from continuing operations amounts and related income statement items;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for the divestiture of the System x and the customer care outsourcing businesses.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the first-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at

http://www.ibm.com/investor/events/earnings/1q15.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
			Percent
	2015	2014*	Change
REVENUE

Global Technology Services **	$7,886	$8,849	-10.9%
Gross profit margin	37.4%	38.8%

Global Business Services **	4,318	4,964	-13.0%
Gross profit margin	27.4%	29.2%

Software	5,199	5,661	-8.2%
Gross profit margin	86.6%	87.5%

Systems Hardware *	1,659	2,143	-22.6%
Gross profit margin	44.5%	34.0%

Global Financing	461	512	-9.9%
Gross profit margin	49.6%	46.1%

Other	67	107	-37.5%
Gross profit margin	-224.6%	-163.7%

TOTAL REVENUE	19,590	22,236	-11.9%

GROSS PROFIT	9,452	10,627	-11.1%

Gross profit margin	48.2%	47.8%

EXPENSE AND OTHER INCOME

S,G&A	5,362	6,272	-14.5%

Expense to revenue	27.4%	28.2%

R,D&E	1,298	1,402	-7.4%

Expense to revenue	6.6%	6.3%

Intellectual property and custom development income	(173)	(207)	-16.5%

Other (income) and expense	(143)	(127)	12.5%

Interest expense	108	105	2.7%

TOTAL EXPENSE AND OTHER INCOME	6,451	7,444	-13.3%
Expense to revenue	32.9%	33.5%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,001	3,183	-5.7%
Pre-tax margin	15.3%	14.3%

Provision for income taxes	585	653	-10.3%
Effective tax rate	19.5%	20.5%

INCOME FROM CONTINUING OPERATIONS	$2,415	$2,530	-4.6%
Net margin	12.3%	11.4%

DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(88)	(146)

NET INCOME	$2,328	$2,384	-2.4%

EARNINGS PER SHARE OF COMMON STOCK:
Assuming dilution
Continuing operations	$2.44	$2.43	0.4%
Discontinued operations	$(0.09)	$(0.14)

TOTAL	$2.35	$2.29	2.6%

Basic
Continuing operations	$2.45	$2.44	0.4%
Discontinued operations	$(0.09)	$(0.14)

TOTAL	$2.36	$2.30	2.6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT- STANDING (M’s):
Assuming dilution	992.3	1,041.8
Basic	988.1	1,035.2

* Reclassified to reflect discontinued operations presentation.

**Reclassified to conform with 2015 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2015	2014
ASSETS:

Current Assets:
Cash and cash equivalents	$8,796	$8,476
Marketable securities	8	0
Notes and accounts receivable - trade (net of allowances of $354 in 2015 and $336 in 2014)	8,806	9,090
Short-term financing receivables (net of allowances of $484 in 2015 and $452 in 2014)	16,303	19,835
Other accounts receivable (net of allowances of $41 in 2015 and $40 in 2014)	2,740	2,906
Inventories, at lower of average cost or market:
Finished goods	371	430
Work in process and raw materials	1,599	1,674

Total inventories	1,970	2,103
Deferred taxes	1,805	2,044
Prepaid expenses and other current assets	5,890	4,967

Total Current Assets	46,316	49,422

Property, plant and equipment	38,303	39,034
Less: Accumulated depreciation	27,793	28,263
Property, plant and equipment - net	10,509	10,771
Long-term financing receivables (net of allowances of $125 in 2015 and $126 in 2014)	9,820	11,109
Prepaid pension assets	2,690	2,160
Deferred taxes	4,374	4,808
Goodwill	29,871	30,556
Intangible assets - net	2,991	3,104
Investments and sundry assets	5,466	5,603
Total Assets	$112,037	$117,532

LIABILITIES:

Current Liabilities:
Taxes	$3,539	$5,084
Short-term debt	4,532	5,731
Accounts payable	6,314	6,864
Compensation and benefits	3,328	4,031
Deferred income	12,162	11,877
Other accrued expenses and liabilities	5,765	6,013

Total Current Liabilities	35,640	39,600

Long-term debt	34,295	35,073
Retirement and nonpension postretirement benefit obligations	17,211	18,261
Deferred income	3,811	3,691
Other liabilities	8,791	8,892
Total Liabilities	99,747	105,518

EQUITY:

IBM Stockholders’ Equity:
Common stock	52,928	52,666
Retained earnings	139,030	137,793
Treasury stock — at cost	(151,975)	(150,715)
Accumulated other comprehensive income/(loss)	(27,842)	(27,875)

Total IBM stockholders’ equity	12,141	11,868

Noncontrolling interests	148	146

Total Equity	12,289	12,014
Total Liabilities and Equity	$112,037	$117,532

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2015	2014
Net Cash from Operating Activities per GAAP:	$3,610	$3,326
Less: the change in Global Financing (GF) Receivables	1,605	1,807
Net Cash from Operating Activities (Excluding GF Receivables)	2,004	1,518
Capital Expenditures, Net	(923)	(887)
Free Cash Flow (Excluding GF Receivables)	1,081	631
Acquisitions	(148)	(264)
Divestitures	19	391
Dividends	(1,088)	(990)
Share Repurchase	(1,165)	(8,166)
Non-GF Debt	361	3,634
Other (includes GF Receivables, and GF Debt)	1,266	3,402
Change in Cash, Cash Equivalents and Short-term Marketable Securities	$327	$(1,361)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2015
				Pre-tax
				Income /
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$7,886	$195	$8,081	$994	12.3%
Y-T-Y change	-10.9%	-18.8%	-11.1%	-18.2%
Global Business Services	4,318	131	4,449	597	13.4%
Y-T-Y change	-13.0%	-7.3%	-12.8%	-21.3%
Software	5,199	964	6,162	1,936	31.4%
Y-T-Y change	-8.2%	3.3%	-6.5%	0.9%
Systems Hardware	1,659	92	1,751	24	1.4%
Y-T-Y change	-22.6%	-45.3%	-24.2%	NM
Global Financing	461	586	1,048	515	49.2%
Y-T-Y change	-9.9%	-5.0%	-7.2%	-13.6%
TOTAL REPORTABLE SEGMENTS	$19,523	$1,968	$21,491	$4,066	18.9%
Y-T-Y change	-11.8%	-6.3%	-11.3%	0.9%
Eliminations / Other	67	(1,968)	(1,901)	(1,065)
TOTAL IBM CONSOLIDATED	$19,590	$0	$19,590	$3,001	15.3%
Y-T-Y change	-11.9%		-11.9%	-5.7%

	FIRST-QUARTER 2014*
				Pre-tax
				Income /
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services **	$8,849	$241	$9,089	$1,215	13.4%
Global Business Services **	4,964	141	5,105	759	14.9%
Software	5,661	932	6,593	1,918	29.1%
Systems Hardware *	2,143	168	2,311	(457)	-19.8%
Global Financing	512	617	1,129	596	52.8%
TOTAL REPORTABLE SEGMENTS	$22,128	$2,099	$24,228	$4,031	16.6%
Eliminations / Other	107	(2,099)	(1,992)	(848)
TOTAL IBM CONSOLIDATED	$22,236	$0	$22,236	$3,183	14.3%

* Reclassified to reflect discontinued operations presentation.

**Reclassified to conform with 2015 presentation.

NM - Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST-QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$9,452	$91	$121	$9,664
Gross Profit Margin	48.2%	0.5Pts	0.6Pts	49.3%
S,G&A	5,362	(79)	(308)	4,975
R,D&E	1,298	—	(13)	1,285
Other (Income) & Expense	(143)	0	—	(143)
Total Expense & Other (Income)	6,451	(79)	(321)	6,051
Pre-tax Income from Continuing Operations	3,001	170	442	3,612
Pre-tax Income Margin from Continuing Operations	15.3%	0.9Pts	2.3Pts	18.4%
Provision for Income Taxes***	585	28	109	722
Effective Tax Rate	19.5%	-0.2Pts	0.7Pts	20.0%
Income from Continuing Operations	2,415	142	333	2,890
Income Margin from Continuing Operations	12.3%	0.7Pts	1.7Pts	14.8%
Diluted Earnings Per Share: Continuing Operations	$2.44	$0.14	$0.33	$2.91

	FIRST-QUARTER 2014****
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$10,627	$104	$52	$10,783
Gross Profit Margin	47.8%	0.5Pts	0.2Pts	48.5%
S,G&A	6,272	(97)	(87)	6,087
R,D&E	1,402	—	17	1,419
Other (Income) & Expense	(127)	0	—	(128)
Total Expense & Other (Income)	7,444	(98)	(70)	7,276
Pre-tax Income from Continuing Operations	3,183	201	123	3,507
Pre-tax Income Margin from Continuing Operations	14.3%	0.9Pts	0.6Pts	15.8%
Provision for Income Taxes***	653	40	25	717
Effective Tax Rate	20.5%	0.0Pts	0.0Pts	20.5%
Income from Continuing Operations	2,530	161	98	2,790
Income Margin from
Continuing Operations	11.4%	0.7Pts	0.4Pts	12.5%
Diluted Earnings Per Share: Continuing Operations	$2.43	$0.16	$0.09	$2.68

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

****  Reclassified to reflect discontinued operations presentation.

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

1Q 2015 Earnings Presentation April 20, 2015

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/earnings/1q15.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated April 20, 2015.

3 1Q15 Summary 1Q15 Yr/Yr Revenue ($B) $19.6 0%* Yr/Yr As Reported (12%) Operating (Non-GAAP) EPS $2.91 9% Revenue performance improved to flat yr/yr Strategic imperatives growth accelerated to >30% yr/yr Core portfolio performance consistent with second half of 2014 Systems Hardware driven by strong System z and return to growth in Power Margin expansion reflects ongoing shift to higher value Shifting investments and resources to address long-term opportunities * Revenue growth rate @CC and excluding divested businesses

4 Key Financial Metrics P&L Ratios (Operating) 1Q15 B/(W) Yr/Yr GP Margin 49.3% 0.8 pts PTI Margin 18.4% 2.7 pts Tax Rate 20.0% 0.5 pts NI Margin 14.8% 2.2 pts P&L Highlights 1Q15 Yr/Yr Revenue $19.6 0% PTI – Operating $3.6 3% NI – Operating $2.9 4% EPS – Operating $2.91 9% Cash Highlights 1Q15 Last 12 Mos. Free Cash Flow (excl. GF Receivables) $1.1 $12.8 Share Repurchase (Gross) 1.2 6.7 Dividends 1.1 4.4 Cash Balance @ March 31 8.8 Revenue growth rate @CC and excluding divested businesses $ in Billions, except EPS

Revenue by Geography 1Q15 Yr/Yr Americas $9.3 2% Europe/ME/Africa 6.1 (2%) Asia Pacific 4.1 (2%) IBM $19.6 0% Major Markets 0% Growth Markets (1%) BRIC Countries (3%) $ in Billions AP ex. Japan U.S. +2% EMEA Canada/ LA Japan +4% 5 Revenue growth rates @CC and excluding divested businesses

6 Revenue and Gross Profit Margin by Segment 1Q15 Yr/Yr 1Q15 Yr/Yr Pts Global Technology Services $7.9 (1%) 37.4% (1.4 pts) Global Business Services 4.3 (4%) 27.4% (1.8 pts) Software 5.2 (2%) 86.6% (0.9 pts) Systems Hardware 1.7 30% 44.5% 10.5 pts Global Financing 0.5 (1%) 49.6% 3.5 pts Total Revenue & Op. GP Margin $19.6 0% 49.3% 0.8 pts $ in Billions Operating Gross Profit Margin Revenue Revenue growth rates @CC and excluding divested businesses

7 Expense Summary 1Q15 B/(W) Yr/Yr SG&A – Operating $5.0 18% RD&E – Operating 1.3 9% IP and Development Income (0.2) (17%) Other (Income)/Expense (0.1) 12% Interest Expense 0.1 (3%) Operating Expense & Other Income $6.1 17% $ in Billions Drivers B/(W) Yr/Yr Currency 8 pts System x Divestiture 2 pts Divestiture Gains (1Q14) (1 pts) Workforce Rebalancing 7 pts Operating Expense & Other Income 17%

8 1Q15 Yr/Yr Revenue (External) $7.9 (1%) Gross Margin (External) 37.4% (1.4 pts) PTI Margin 12.3% (1.1 pts) Services Segments Global Technology Services (GTS) Global Business Services (GBS) 1Q15 Revenue (% of Total Services) $ in Billions 1Q15 Yr/Yr Revenue (External) $4.3 (4%) Gross Margin (External) 27.4% (1.8 pts) PTI Margin 13.4% (1.4 pts) $ in Billions GTS 1Q15 Revenue Yr/Yr GTS Outsourcing (2%) Integrated Technology Services (1%) Maintenance 2% GBS 1Q15 Revenue GBS Outsourcing (1%) Consulting & Systems Integration (5%) 1Q15 Backlog $121B 0% GTS Outsourcing 35% GBS C&SI 25% Maint. 13% ITS 17% GBS Outsourcing 10% Revenue and Backlog growth rates @CC and excluding divested businesses

9 Software Segment 1Q15 Yr/Yr Revenue (External) $5.2 (2%) Gross Margin (External) 86.6% (0.9 pts) PTI Margin 31.4% 2.3 pts 1Q15 Revenue Yr/Yr WebSphere 1% Information Management 0% Tivoli 4% Workforce Solutions 10% Rational (10%) Key Branded Middleware 1% Total Middleware (1%) Total Software (2%) 1Q15 Revenue (% of Total Software) Key Branded Middleware 67% Operating Systems 8% Other Middleware 17% Other 8% $ in Billions Revenue growth rates @CC

10 Systems Hardware Segment 1Q15 Yr/Yr Revenue (External) $1.7 30% Gross Margin (External) 44.5% 10.5 pts PTI Margin 1.4% 21.2 pts $ in Billions 1Q15 Revenue (% of Total Sys Hardware) 1Q15 Revenue Yr/Yr System z 130% Power Systems 1% Storage (2%) Total Systems Hardware 30% Other Revenue growth rates @CC and excluding divested business Servers 69% Storage 28%

11 Cash Flow Summary 1Q15 B/(W) Yr/Yr FY14 Net Cash from Operations $3.6 $0.3 $16.9 Less: Global Financing Receivables 1.6 (0.2) 0.7 Net Cash from Operations (excluding GF Receivables) 2.0 0.5 16.2 Net Capital Expenditures (0.9) 0.0 (3.8) Free Cash Flow (excluding GF Receivables) 1.1 0.4 12.4 Acquisitions (0.1) 0.1 (0.7) Divestitures 0.0 (0.4) 2.4 Dividends (1.1) (0.1) (4.3) Share Repurchases (Gross) (1.2) 7.0 (13.7) Non-GF Debt 0.4 (3.3) (1.3) Other (includes GF A/R & GF Debt) 1.3 (2.1) 2.6 Change in Cash & Marketable Securities $0.3 $1.7 ($2.6) $ in Billions

12 Mar. 14 Dec. 14 Mar.15 Cash & Marketable Securities $9.7 $8.5 $8.8 Non-GF Assets* 76.7 71.7 70.8 Global Financing Assets 36.2 37.3 32.5 Total Assets 122.6 117.5 112.0 Other Liabilities 61.9 64.7 60.9 Non-GF Debt* 15.7 11.7 12.6 Global Financing Debt 28.3 29.1 26.2 Total Debt 44.0 40.8 38.8 Total Liabilities 105.9 105.5 99.7 Equity 16.7 12.0 12.3 Non-GF Debt / Capital 55.3% 59.4% 59.6% Global Financing Leverage 7.1 7.2 7.0 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

13 Summary 1Q performance reflects progress in transformation Acceleration in strategic imperatives Strength in high-end systems Margin expansion reflects high-end strength and portfolio actions Shifting investments and resources to address long-term opportunities Maintaining expectations for full year 2015 Operating EPS of $15.75 to $16.50 Free Cash Flow flat yr/yr Exit 2015 as a higher value, higher margin business

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15 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems Hardware, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing and System x Business Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 1Q 2015 GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 GAAP to Operating (Non-GAAP) Bridge – 1Q 2015 and 1Q 2014 Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q 2015 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 3/31/15 Reconciliation of Debt-to-Capital Ratio Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

16 Currency – Year/Year Comparison 1Q15 Yr/Yr 4/17 Spot 2Q15 3Q15 4Q15 FY15 Euro 0.89 (22%) 0.93 (27%) (23%) (16%) (22%) Pound 0.66 (9%) 0.67 (13%) (12%) (6%) (10%) Yen 119 (16%) 119 (17%) (14%) (4%) (12%) IBM Revenue Impact (8 pts) (9 pts) (8 pts) (5 pts) ~(7 pts) Prior View (Jan. 2015) (6-7 pts) (7 pts) (6 pts) (3 pts) (5-6 pts) (US$B) Yr/Yr $19.6 (12%) (1.7) (8 pts) (4%) Yr/Yr @ 4/17 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

17 Supplemental Segment Information – 1Q 2015 $ in Billions Backlog 1Q15 Yr/Yr Total Backlog $121 0% Change in Backlog due to Currency Quarter-to-Quarter ($6) Year-to-Year ($17) Outsourcing Backlog $76 2% Signings 1Q15 Yr/Yr @CC Outsourcing - GTS O/S, GBS O/S $5.5 11% Transactional - ITS, Consulting & AMS SI (incl. US Federal) 5.1 (1%) Total Signings $10.7 5% Actual backlog calculated using March 31 currency spot rates Revenue Growth Yr/Yr GTS Outsourcing (2%) Integrated Tech Services (1%) Maintenance 2% Total GTS (1%) GBS Outsourcing (1%) GBS C&SI (5%) Total GBS (4%) Total Outsourcing (2%) Total Transactional (3%) Maintenance 2% Global Services Revenue Global Services Backlog / Signings Supplemental Materials Revenue and Total Backlog growth rates @CC and excluding divested businesses

18 Supplemental Segment Information – 1Q 2015 Revenue Growth Yr/Yr GP% System z 130% Power Systems 1% Storage (2%) Total Sys Hardware* 30% Supplemental Materials Systems Hardware Software Revenue Growth Yr/Yr WebSphere 1% Information Management 0% Tivoli 4% Workforce Solutions 10% Rational (10%) Key Branded Middleware 1% Other Middleware (7%) Total Middleware (1%) Operating Systems (9%) Other Software/Services (6%) Total Software (2%) * Revenue growth rates @CC and excludes divested business

1Q15 4Q14 1Q14 Identified Loss Rate 1.9% 1.6% 1.0% Anticipated Loss Rate 0.4% 0.3% 0.4% Reserve Coverage 2.3% 1.9% 1.4% Client Days Delinquent Outstanding 4.2 4.1 3.6 Commercial A/R > 30 days $93M $26M $36M 19 19 19 Global Financing Portfolio 1Q15 – $25.8B Net External Receivables Non-Investment Grade 44% Investment Grade 56% Supplemental Materials 21% 35% 22% 12% 8% 2% 0% 10% 20% 30% 40% Aaa to A3 Baa1 to Baa3 Ba1 to Ba2 Ba3 to B1 B2 to B3 Caa1 to D

20 Cash Flow (FAS 95) 1Q15 1Q14 Net Income from Operations $2.3 $2.4 Depreciation / Amortization of Intangibles 1.0 1.1 Stock-based Compensation 0.1 0.1 Working Capital / Other (1.4) (2.1) Global Financing A/R 1.6 1.8 Net Cash provided by Operating Activities 3.6 3.3 Capital Expenditures, net of payments & proceeds (0.9) (0.9) Divestitures, net of cash transferred 0.0 0.4 Acquisitions, net of cash acquired (0.1) (0.3) Marketable Securities / Other Investments, net 1.6 0.8 Net Cash used in Investing Activities 0.6 0.0 Debt, net of payments & proceeds (1.3) 4.2 Dividends (1.1) (1.0) Common Stock Repurchases (Gross) (1.2) (8.2) Common Stock Transactions - Other 0.2 0.3 Net Cash used in Financing Activities (3.4) (4.7) Effect of Exchange Rate changes on Cash (0.4) 0.0 Net Change in Cash & Cash Equivalents $0.3 ($1.3) $ in Billions Supplemental Materials

21 21 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures from continuing operations excluding the effects of certain acquisition-related charges, non-operating retirement-related costs and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For its earnings per share guidance, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing and System x Business Divestiture On September 10, 2013, the company announced that it had signed a definitive agreement with SYNNEX for the sale of IBM’s worldwide customer care process outsourcing services business and on January 23, 2014, the company announced that it had signed a definitive agreement with Lenovo for the sale of IBM’s x86 server business. Management presents certain financial results excluding the effects of the customer care process outsourcing services business and/or the x86 server business divestitures. Management believes that presenting financial information without either or both of these items is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials 22

23 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2015 Expectations $15.75 - $16.50 $14.17 - $14.92 $0.74 $0.72 $0.02 $0.84 The above serves to reconcile the Non-GAAP financial information contained in Full Year 2015 Expectations and “Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through March 31, 2015 23

24 24 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2015 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $9,452 $91 $121 $9,664 SG&A 5,362 (79) (308) 4,975 RD&E 1,298 - (13) 1,285 Other Income & Expense (143) 0 - (143) Total Operating Expense & Other Income 6,451 (79) (321) 6,051 Pre-Tax Income from Continuing Operations 3,001 170 442 3,612 Tax *** 585 28 109 722 Net Income from Continuing Operations 2,415 142 333 2,890 Diluted Earnings Per Share from Continuing Operations $2.44 $0.14 $0.33 $2.91 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q15 Summary”, “Key Financial Metrics ” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

25 25 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,627 $104 $52 $10,783 SG&A 6,272 (97) (87) 6,087 RD&E 1,402 - 17 1,419 Other Income & Expense (127) 0 - (128) Total Operating Expense & Other Income 7,444 (98) (70) 7,276 Pre-Tax Income from Continuing Operations 3,183 201 123 3,507 Tax *** 653 40 25 717 Net Income from Continuing Operations 2,530 161 98 2,790 Diluted Earnings Per Share from Continuing Operations $2.43 $0.16 $0.09 $2.68 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q15 Summary”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

26 26 1Q 2015 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin from Continuing Operations 48.2% 0.5 pts 0.6 pts 49.3% PTI Margin from Continuing Operations 15.3% 0.9 pts 2.3 pts 18.4% Tax Rate *** 19.5% (0.2 pts) 0.7 pts 20.0% Net Income Margin from Continuing Operations 12.3% 0.7 pts 1.7 pts 14.8% 1Q 2014 Gross Profit Margin from Continuing Operations 47.8% 0.5 pts 0.2 pts 48.5% PTI Margin from Continuing Operations 14.3% 0.9 pts 0.6 pts 15.8% Tax Rate *** 20.5% 0.0 pts 0.0 pts 20.5% Net Income Margin from Continuing Operations 11.4% 0.7 pts 0.4 pts 12.5% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the ”Key Financial Metrics” and “Revenue and Gross Profit Margin by Segment” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2015 and 1Q 2014 Supplemental Materials

27 27 GAAP Non-GAAP Adjustments Operating (Non-GAAP) Operating Expense & Other Income Currency 9 pts (1 pts) 8 pts System x Divestiture 2 pts 0 pts 2 pts Divestiture Gains (1Q14) (1 pts) 0 pts (1 pts) Workforce Rebalancing 7 pts 0 pts 7 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q 2015

28 Non-GAAP Supplemental Materials 12 months ended 3/31/15 Net Cash from Operations $17.2 Less: Global Financing Receivables 0.5 Net Cash from Operations (excluding GF Receivables) 16.6 Net Capital Expenditures (3.8) Free Cash Flow (excluding GF Receivables) $12.8 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 28

29 29 Reconciliation of Debt-to-Capital Ratio March 2015 Dec. 2014 March 2014 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 59.6% 76.0% 59.4% 77.3% 55.3% 72.4% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

30 30 Non-GAAP Supplemental Materials IBM GAAP (4%) At Constant Currency (4%) At Constant Currency excl. Divested Businesses (2%) GAAP (12%) At Constant Currency (8%) At Constant Currency excl. Divested Businesses (2%) Reconciliation of Revenue Growth 4Q14 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 3Q14 Yr/Yr

31 31 Non-GAAP Supplemental Materials Americas U.S. Europe/ME/A Asia Pacific Japan Major Markets Growth Markets BRIC Countries GAAP (3%) (1%) (19%) (18%) (13%) (11%) (16%) (21%) At Constant Currency 0% (1%) (5%) (10%) 1% (3%) (10%) (16%) At Constant Currency excl. Divested Businesses 2% 2% (2%) (2%) 4% 0% (1%) (3%) Reconciliation of Revenue Growth 1Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

32 32 Non-GAAP Supplemental Materials Global Services Global Technology Services (GTS) Global Business Services (GBS) GTS Outsourcing Integrated Technology Services Maintenance GBS Outsourcing Consulting & Systems Integration Total Outsourcing Total Transactional GAAP (12%) (11%) (13%) (12%) (9%) (10%) (13%) (13%) (12%) (12%) At Constant Currency (3%) (2%) (5%) (2%) (1%) (2%) (6%) (5%) (3%) (3%) At Constant Currency excl. Divested Businesses (2%) (1%) (4%) (2%) (1%) 2% (1%) (5%) (2%) (3%) Reconciliation of Revenue Growth 1Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment” , “Services Segment” and “Supplemental Segment Information-1Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

33 33 Non-GAAP Supplemental Materials WebSphere Information Management Tivoli Workforce Solutions Rational Total Middleware Other Middleware Other Software/Services GAAP (4%) (6%) (3%) 1% (16%) (7%) (14%) (12%) At Constant Currency 1% 0% 4% 10% (10%) (1%) (7%) (6%) Reconciliation of Revenue Growth 1Q15 Yr/Yr Supplemental Materials 1Q15 Yr/Yr Systems Hardware Segment GAAP (23%) At Constant Currency (18%) At Constant Currency excl. Divested Businesses 30% The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment”, “Software Segment”, “Systems Hardware Segment” and “Supplemental Segment Information-1Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures.

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